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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
FINISAR CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No Fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

(1)
Set forth the amount on which the filing fee is calculated and state how it was determined.

1308 Moffett Park Drive
Sunnyvale, California 94089

August 28, 2002

Dear Stockholder:

        This year's annual meeting of stockholders will be held on Friday, October 11, 2002, at 10 a.m. local time, at the Wyndham Garden Hotel, 1300 Chesapeake Terrace, Sunnyvale, California. You are cordially invited to attend.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

        A copy of our Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review our activities over the past year and our plans for the future. The Board of Directors and Management look forward to seeing you at the annual meeting.

Very truly yours,
/s/ JERRY S. RAWLS
Jerry S. Rawls President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 11, 2002

TO THE STOCKHOLDERS:

        Please take notice that the 2002 annual meeting of the stockholders of Finisar Corporation, a Delaware corporation, will be held on Friday, October 11, 2002, at 10 a.m. local time, at the Wyndham Garden Hotel, 1300 Chesapeake Terrace, Sunnyvale, California, for the following purposes:

  1.
  To elect two (2) Class III directors to hold office for a three-year term and until their respective successors are elected and qualified.

  2.
  To consider, approve and ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2003.

  3.
  To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on August 23, 2002 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1308 Moffett Park Drive, Sunnyvale, California 94089.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ STEPHEN K. WORKMAN
STEPHEN K. WORKMAN SECRETARY

Sunnyvale, California
August 28, 2002

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The accompanying proxy is solicited by the Board of Directors of Finisar Corporation, a Delaware corporation, for use at its annual meeting of stockholders to be held on October 11, 2002, or any adjournment or postponement, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy were first sent or given to stockholders on August 29, 2002.

SOLICITATION AND VOTING OF PROXIES

        Finisar will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who hold our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

        On August 23, 2002, we had outstanding 201,549,685 shares of common stock, par value $.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

        All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to our Secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

Voting By Telephone

        If you hold your shares directly registered in your name with American Stock Transfer & Trust Company, you may vote by telephone. To vote by telephone, call 1-800-PROXIES. If you hold your shares in an account with a broker or a bank that participates in the ADP Investor Communication program, your voting form from your broker or bank will show the telephone number to call.

        Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on October 10, 2002. Submitting your proxy by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

INFORMATION ABOUT FINISAR CORPORATION

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth information known to us regarding the beneficial ownership of our common stock as of August 23, 2002 by:

  •
  each stockholder who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our executive officers listed on the Summary Compensation Table under "Executive Compensation and Other Matters" below;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner(1)
	Number	Percentage
5% Stockholders:
FMR Corp.(2)	21,048,959	10.4%
Executive Officers and Directors:
Frank H. Levinson(3)	40,632,879	20.2%
Jerry S. Rawls(4)	8,380,978	4.2%
Gregory H. Olsen, Ph.D.(5)	9,351,758	4.6%
Mark J. Farley(6)	3,496,583	1.7%
Jan Lipson(7)	615,312	*
Stephen K. Workman(8)	588,082	*
Richard Woodrow(9)	512,695	*
Dallas W. Meyer(10)	233,484	*
Roger C. Ferguson(11)	100,000	*
Larry D. Mitchell(12)	68,500	*
Michael C. Child	47,836	*
All executive officers and directors as a group (13 persons)(13)	64,153,624	31.5%

*
Less than 1%.

(1)
Unless otherwise indicated, the address of each of the named individuals is: c/o Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, CA 94089. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All shares of common stock subject to options exercisable within 60 days following August 23, 2002 are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Accordingly, percent ownership is based on 201,549,685 shares of common stock outstanding as of August 23, 2002 plus any shares issuable pursuant to options held by the person or group in question which may be exercised within 60 days following August 23, 2002. Except as indicated in the other footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, these persons have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them.

(2)
Based on information contained in a Schedule 13G dated February 14, 2002, filed with the Securities and Exchange Commission. Includes 19,855,129 shares beneficially owned by Fidelity Management & Research Company ("Fidelity") as a result of acting as investment adviser to various investment companies, including Fidelity Growth Company Fund which holds 13,645,000 shares, and 1,021,730 shares beneficially owned by Fidelity Management Trust Company as a result of serving as investment manager of its institutional account(s). The number of shares common stock of Finisar owned by the investment companies at December 31, 2001 included 2,235,939 shares of common stock resulting from the assumed conversion of $12,353,000 principal amount of Finisar's 5.25% Convertible Subordinated Notes Due 2008. Fidelity and Fidelity Management Trust Company are both wholly-owned subsidiaries of FMR Corp. Fidelity is registered under Section 203 of the Investment Advisers Act of 1940 as an investment advisor to various investment companies. Fidelity Management Trust Company is a bank as defined in Section 3(a)(6) of the Securities Exchange Act serves as investment manager of institutional account(s). The address of FMR Corp., Fidelity, and Fidelity Management Trust Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)
Includes 34,047,879 shares held by the Frank H. & Wynnette Levinson 1998 Revocable Trust, 6,485,000 shares held by Seti Trading Co., Inc., a family holding company owned by the Frank H. and Wynnette Levinson 1998 Revocable Trust, and 100,000 shares held by Mr. Levinson's wife as custodian for their daughter. Does not include 2,654,618 shares held by the trustee of the Irrevocable Trust of Frank H. Levinson and Wynnette Levinson dated July 15, 1999, 200,000 shares held by Mr. Levinson's son and daughter and 3,975,000 shares held by trusts for Mr. Levinson's son and daughters, as to which shares Mr. Levinson disclaims beneficial ownership.

(4)
Includes 5,404,775 shares held by The Rawls Family, L.P. Mr. Rawls is the president of the Rawls Management Corporation, the general partner of The Rawls Family, L.P. Includes 3,000,000 shares subject to a prepaid forward contract pursuant to which the Rawls Family L.P. wrote a covered call option and purchased a put option.

(5)
Includes 3,619,245 shares held in escrow in connection with our acquisition of Sensors Unlimited, Inc., "Sensors". One half of such amount will be released on each of October 17, 2002 and 2003, subject to the achievement of certain development milestones set forth in the acquisition agreement. Includes 140,000 shares issuable upon exercise of options exercisable within 60 days following August 23, 2002.

(6)
Includes 1,811,620 shares issuable upon exercise of options exercisable within 60 days following August 23, 2002 and 1,679,355 shares held by the Farley Family Trust. Does not include 525,250 shares held by the trustee of an irrevocable trust for the benefit of Mr. Farley's child.

(7)
Includes 360,000 shares subject to a right of repurchase in favor of Finisar which lapses over time and 38,000 shares issuable upon exercise of options exercisable within 60 days following August 23, 2002.

(8)
Includes 240,000 shares subject to a right of repurchase in favor of Finisar which lapses over time and 46,000 shares issuable upon exercise of options exercisable within 60 days following August 23, 2002.

(9)
Includes 352,000 shares subject to a right of repurchase in favor of Finisar which lapses over time and 46,000 shares issuable upon exercise of options exercisable within 60 days following August 23, 2002.

(10)
Includes 230,000 shares issuable upon exercise of options exercisable within 60 days following August 23, 2002.

(11)
Includes 42,000 shares which are subject to a right of repurchase in favor of Finisar which lapses over time.

(12)
Includes 36,000 shares issuable upon exercise of options exercisable within 60 days following August 23, 2002.

(13)
Includes 994,000 shares subject to a right of repurchase in favor of Finisar, 2,347,620 shares issuable upon exercise of options exercisable within 60 days following August 23, 2002 and 3,619,245 shares held in escrow in connection with our acquisition of Sensors.

Management

        Our Board of Directors is currently fixed at seven directors. Our certificate of incorporation provides that the terms of office of the members of the Board of Directors will be divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2003, Class II, whose term will expire at the annual meeting of stockholders to be held in 2004 and Class III, whose term will expire at the annual meeting of stockholders to be held in 2002. Richard B. Lieb, a Class II director, resigned from the Board of Directors on June 3, 2002, leaving one vacancy for a Class II Director. At each annual meeting of stockholders, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our nonemployee directors devote such time to our affairs as is necessary to discharge their duties. There are no family relationships among any of our directors, officers or key employees.

        Our President, Secretary and Chief Financial Officer are elected by the Board of Directors, all other executive officers are elected by the Board of Directors or appointed by the President, and all officers serve at the discretion of the Board of Directors. Each of our officers and directors, other than nonemployee directors, devotes his full time to the affairs of Finisar.

        Directors.    This section sets forth for our current directors, including the Class III nominees to be elected at this meeting, information concerning their age and background as of August 23, 2002.

Name	Position With Finisar	Age	Director Since
Class III directors nominated for election at the 2002 Annual Meeting of Stockholders:
Michael C. Child	Director	47	1998
Jerry S. Rawls	Director, President and Chief Executive Officer	58	1989
Class I directors whose terms expire at the 2003 Annual Meeting of Stockholders:
Roger C. Ferguson	Director	59	1999
Larry D. Mitchell	Director	59	1999
Gregory H. Olsen, Ph.D.	Director and Executive Vice President	57	2000
Class II director whose term expires at the 2004 Annual Meeting of Stockholders:
Frank H. Levinson	Chairman of the Board and Chief Technical Officer	49	1988

Nominees for Election for a Three Year Term expiring at the 2005 Annual Meeting of Stockholders

        Michael C. Child has been a member of our Board of Directors since November 1998. Mr. Child has been employed by TA Associates, Inc., a venture capital investment firm, since July 1982 where he currently serves as a Managing Director. Mr. Child also serves on the Board of Directors of Fargo Electronics. Mr. Child holds a B.S. in Electrical Engineering from the University of California at Davis and an M.B.A. from the Stanford Graduate School of Business.

        Jerry S. Rawls has served as a member of our Board of Directors since March 1989, as our President since April 1989 and as our Chief Executive Officer since August 1999. From September 1968 to February 1989, Mr. Rawls was employed by Raychem Corporation, a materials science and engineering company, where he held various management positions including Division General Manager of the Aerospace Products Division and Interconnection Systems Division. Mr. Rawls holds a B.S. in Mechanical Engineering from Texas Tech University and an M.S. in Industrial Administration from Purdue University.

Directors Continuing in Office until the 2003 Annual Meeting of Stockholders

        Roger C. Ferguson has been a member of our Board of Directors since August 1999. Mr. Ferguson has served as a principal in VenCraft, LLC, a venture capital partnership, since July 1997. From

June 1999 to December 2001, Mr. Ferguson served as Chief Executive Officer of Semio Corp., an early stage software company. From August 1993 to July 1997, Mr. Ferguson was Chief Executive Officer of DataTools, Inc., a database software company. From 1987 to 1993, Mr. Ferguson served as Chief Operating Officer for Network General Inc., a network analysis company. Mr. Ferguson also serves as the Chairman of the Board of Directors of Semio Corp. Mr. Ferguson holds a B.A. in Psychology from Dartmouth College and an M.B.A. from the Amos Tuck School at Dartmouth.

        Larry D. Mitchell has been a member of our Board of Directors since October 1999. Mr. Mitchell has been retired since October 1997. From October 1994 to October 1997, he served as a site General Manager in Roseville, California for Hewlett-Packard. Mr. Mitchell also serves on the Board of Directors of Placer Sierra Bank. Mr. Mitchell holds a B.A. in Engineering Science from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

        Gregory H. Olsen, Ph.D. has served on our Board of Directors, as our Executive Vice President and President and Chief Executive Officer of Sensors Unlimited, Inc., a wholly owned subsidiary of Finisar, since the closing of our acquisition of Sensors Unlimited in October 2000. Dr. Olsen founded Sensors Unlimited, a fiber optic component company, in 1991 and has served as its President and Chief Executive Officer since inception. In 1984 Dr. Olsen founded EPITAXX, Inc., and served as its President and Chief Executive Officer from inception until 1990 when EPITAXX was acquired by Nippon Sheet Glass. Dr. Olsen holds a BS in Physics, a BSEE and an MS in Physics (magna cum laude) from Fairleigh Dickenson University and a Ph.D. in Material Science from the University of Virginia.

Director Continuing in Office until the 2004 Annual Meeting of Stockholders

        Frank H. Levinson founded Finisar in April 1987 and has served as a member of our Board of Directors since February 1988 and as our Chairman of the Board and Chief Technical Officer since August 1999. Dr. Levinson also served as our Chief Executive Officer from February 1988 to August 1999. From September 1980 to December 1983, Dr. Levinson was a member of Technical Staff at AT&T Bell Laboratories. From January 1984 to July 1984, he was a Member of Technical Staff at Bellcore, a provider of services and products to the communications industry. From April 1985 to December 1985, Dr. Levinson was the principal optical scientist at Raychem Corporation, and from January 1986 to February 1988, he was Optical Department Manager at Raynet, Inc., a fiber optic systems company. Dr. Levinson holds a B.S. in Mathematics/Physics from Butler University and an M.S. and Ph.D. in Astronomy from the University of Virginia.

        Executive Officers.    This section sets forth a list of our current executive officers and information concerning their age and background as of August 23, 2002.

Name	Position With Finisar	Age
Jerry S. Rawls	President and Chief Executive Officer	58
Frank H. Levinson	Chairman of the Board and Chief Technical Officer	49
Mark J. Farley	Vice President, Transceiver Engineering	40
Jan Lipson	Vice President, Research and Business Development	51
Dallas W. Meyer	Vice President, Operations	39
Gregory H. Olsen, Ph.D.	Executive Vice President	57
Richard Woodrow	Vice President, Sales and Marketing-Optics	58
Stephen K. Workman	Vice President, Finance, Chief Financial Officer and Secretary	51

        Information concerning Messrs. Rawls, Levinson and Olsen is set forth above under "Directors."

        Mark J. Farley has served as our Vice President, Transceiver Engineering since December 2001. From April 1996 to December 2001, Mr. Farley served as our Vice President, Digital Receiver

Engineering. From August 1991 to April 1996, Mr. Farley was a consulting design engineer. During that time, Mr. Farley was heavily involved in the design of Finisar's early products. From September 1986 to August 1991, Mr. Farley was a hardware design manager with Raynet, Inc. From September 1984 to September 1986, he was a hardware design manager at Tandem Computers. Mr. Farley holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology.

        Jan Lipson has served as our Vice President, Research and Business Development, since December 2001. Mr. Lipson served as our Vice President, Optical Engineering from April 1998 until December 2001. From June 1995 to April 1998, Dr. Lipson was Vice-President, Advanced Technology for Ortel Corporation, a fiber optic components supplier to the cable television industry. From March 1982 to June 1995, Dr. Lipson was employed by AT&T Bell Laboratories, and most recently held the position of Department Head and Development Manager for the Subsystems Development Group in the Lightwave Communications Area. From October 1978 to March 1982, Dr. Lipson was a member of the technical staff at Los Alamos National Labs. Dr. Lipson holds a B.S. in Physics from the California Institute of Technology, a Ph.D. in Physics from the University of California at San Diego and an M.B.A. from the University of Pittsburgh.

        Dallas W. Meyer has served as our Vice President, Operations since September 2000. Prior to joining Finisar, Dr. Meyer worked in various aspects of rigid disc-drive integration and recording head fabrication at Read-Rite Corporation from February 1999 to August 2000, at Seagate Corporation from July 1993 to February 1999 and at IBM Corporation prior to that. Dr. Meyer holds a B.S. in Structural Engineering from the University of Nebraska-Lincoln and a Ph.D. in Engineering Mechanics, Mathematics and Materials Science from the University of Wisconsin-Madison.

        Richard Woodrow has served as our Vice President, Sales and Marketing-Optics, since November 2000. Mr. Woodrow joined Finisar in June 1998 as Director of Marketing-Optics. Prior to joining Finisar, Mr. Woodrow was employed by Raychem Corporation from 1974 until June 1998 in various sales and marketing positions and served as Director of North American Sales for the Electronics Division from March 1995 to June 1998. Mr. Woodrow holds a B.A. in Mathematics from Rutgers University.

        Stephen K. Workman has served as our Vice President, Finance and Chief Financial Officer since March 1999 and as our Secretary since August 1999. From November 1989 to March 1999, Mr. Workman served as Chief Financial Officer at Ortel Corporation. Mr. Workman holds a B.S. in Engineering Science and an M.S. in Industrial Administration from Purdue University.

        Meetings of the Board of Directors.    During the fiscal year ended April 30, 2002, our Board of Directors held twelve meetings. During that period the Audit Committee of the Board held eight meetings and the Compensation Committee of the Board held no meetings. Attendance at Board and committee meetings was at least 75 percent for each director. We have no standing nominating committee of the Board.

        The members of the Audit Committee during fiscal 2002 were Messrs. Child, Ferguson and Mitchell. The Audit Committee recommends the appointment of our independent auditors, reviews our internal accounting procedures and financial statements and consults with and reviews the services provided by our independent auditors, including the results and scope of their audit. For additional information about the Audit Committee, see "Report of the Audit Committee" below.

        The members of the Compensation Committee during fiscal 2002 were Messrs. Child and Ferguson. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all of our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees. For additional information about the Compensation Committee, see "Report Of The Compensation Committee On Executive Compensation" and "Executive Compensation and Other Matters" below.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

  Summary Compensation Information

        The following table sets forth information concerning the compensation of our Chief Executive Officer and our four other most highly compensated executive officers, as of April 30, 2002, during the fiscal years ended April 30, 2002, 2001 and 2000. During fiscal 2002, Frank H. Levinson, our Chairman of the Board and Chief Technical Officer, and Gregory H. Olsen, our Executive Vice President, voluntarily agreed to forego the payment of salary.

Summary Compensation Table

								Long Term Compensation Awards Securities Underlying Options
		Annual Compensation
Name and Principal Position	Year	Salary	Bonus			Other Annual Compensation				All Other Compensation
Jerry S. Rawls President and Chief Executive Officer	2002 2001 2000	$225,000 220,192 200,000	$	— 500 1,000		$4,805 48,845 7,508		— — —		— — —
Dallas W. Meyer(1) Vice President, Operations	2002 2001	253,500 184,451		— 100,000	(2)	3,278 5,784		100,000 700,000	(3) (3)	— —
Jan Lipson Vice President, Research and Business Development	2002 2001 2000	203,000 190,355 150,000		— 5,500 6,000		5,100 9,576 6,474		60,000 65,000 —	(3) (3)	— — —
Mark J. Farley Vice President, Transceiver Engineering	2002 2001 2000	201,500 193,269 165,000		— 5,500 6,000		1,660 9,158,541 4,646	(4)	100,000 105,000 —	(3) (3)	— — —
Stephen K. Workman Vice President, Finance, Chief Financial Officer and Secretary	2002 2001 2000	200,000 190,385 150,000		— 5,500 6,000		1,846 5,439 1,298		100,000 65,000 —	(3) (3)	— — —

(1)
Mr. Meyer became Vice President, Operations in September 2000.

(2)
Signing bonus.

(3)
Option vests at the rate of 20% per year over a period of five years.

(4)
Includes $9,139,821 realized upon the exercise of stock options, based on the difference between the market value on the date of exercise and the exercise price of the options.

  Stock Options Granted in Fiscal 2002

        The following table sets forth information regarding grants of stock options to the executive officers named in the Summary Compensation Table above during the fiscal year ended April 30, 2002. All of these options were granted under our 1999 stock option plan. The percentage of total options set forth below is based on an aggregate of 9,851,000 options granted during the fiscal year. All options were granted at the fair market value of our common stock, as determined by the Board of Directors on the date of grant. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent Finisar's estimate or projection of the future common stock price.

Options Granted in Fiscal Year Ended April 30, 2002

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year			Deemed Value Per Share At Date of Grant
Name			Exercise Price ($/Share)	Expiration Date
						5%	10%
Jerry S. Rawls	—	—	—	—	—	—	—
Dallas W. Meyer	100,000	1.02%	$5.00	10/10/11	$5.00	$138,141	$796,871
Jan Lipson	60,000	0.61%	5.00	10/10/11	5.00	82,884	478,123
Mark J. Farley	100,000	1.02%	5.00	10/10/11	5.00	138,141	796,871
Stephen K. Workman	100,000	1.02%	5.00	10/10/11	5.00	138,141	796,871

(1)
These options vest at the rate of 20% per year over a period of five years.

  Option Exercises and Fiscal 2002 Year-End Values

        The following table provides the specified information concerning exercises of options to purchase our common stock in the fiscal year ended April 30, 2002, and unexercised options held as of April 30, 2002, by the persons named in the Summary Compensation Table above.

Aggregate Option Exercises In Fiscal 2002 and Values at April 30, 2002

			Number of Securities Underlying Unexercised Options At Fiscal Year End
					Value of Unexercised In-The Money Options At Fiscal Year End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable(2)	Unexercisable(2)	Exercisable(2)	Unexercisable(2)
Jerry S. Rawls	—	—	—	—	—	—
Dallas W. Meyer	—	—	140,000	660,000	—	$639,000
Jan Lipson	—	—	26,000	99,000	—	383,400
Mark J. Farley	—	—	1,791,620	163,000	$11,180,071	639,000
Stephen K. Workman	—	—	26,000	139,000	—	639,000

(1)
Based on a fair market value of $6.39, the closing price of our common stock on April 30, 2002, as reported by the Nasdaq National Market.

(2)
Stock options granted under the 1999 Option Plan prior to our initial public offering of common stock in November 1999 are generally immediately exercisable at the date of grant, but shares received upon exercise of unvested options are subject to repurchase by Finisar. Options granted after the date of our initial public offering under the 1999 Option Plan are generally not immediately exercisable at the date of grant and vest at the rate of 20% per year over a period of five years.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

        There are no employment contracts or change-in-control arrangements with any of the officers named in the Summary Compensation Table above.

        Effective on the closing of the acquisition of Sensors Unlimited, Inc. on October 17, 2000, Gregory H. Olsen, Ph.D., the President and Chief Executive Officer of Sensors, was elected a director of Finisar and appointed to the position of Executive Vice President of Finisar. In connection with his continued employment with Finisar, Dr. Olsen entered into a three-year employment agreement that provides for an annual base salary of $200,000 and annual bonuses based on performance and the achievement of financial goals. Dr. Olsen was also granted an option to purchase 300,000 shares of Finisar's common stock under Finisar's 1999 Option Plan pursuant to Finisar's standard option agreement and vesting terms. If Dr. Olsen's employment is terminated other than by reason of death or disability or for cause, he will be entitled to receive severance payments equal to twelve months of his base salary and a pro-rated portion of the annual bonus, if any, for the prior fiscal year. The severance payments will be paid in equal, bi-weekly installments over the twelve-month period following the date of termination. In addition, Dr. Olsen entered into a noncompetition agreement under which he agreed, during the three-year period following the closing of the acquisition, not to engage, other than on behalf of Finisar, in any business that competes with the business of Sensors, accept employment with a customer of Sensors with the intent of depriving Sensors of business or request or advise customers or suppliers of Sensors to withdraw or curtail their business with Sensors. The terms of these agreements were negotiated at arm's length in connection with the negotiation of the terms of the acquisition of Sensors.

Compensation of Directors

        Our directors do not receive cash compensation for their services as directors or members of committees of the Board of Directors. However, non-employee directors are eligible to receive stock options. We reimburse directors for their reasonable expenses incurred in attending meetings of the Board of Directors.

Compensation Committee Interlocks and Insider Participation In Compensation Decisions

        The Compensation Committee for fiscal year 2002 was composed of Michael C. Child and Roger C. Ferguson. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

        In March 1999, we granted Mr. Workman an option to purchase an aggregate of 200,000 shares of common stock, with an exercise price of $1.31 per share. Mr. Workman exercised this option in full in April 1999. The exercise price was paid by Mr. Workman by delivery to us of a promissory note in the principal amount of $252,000 bearing interest at the rate of 6% per annum. This promissory note is payable in full by April 2004 and is collateralized by shares of our common stock owned by Mr. Workman.

        In January 2001, we made a loan to Mr. Meyer in the principal amount of $400,000 in order to assist with the purchase of his primary residence. The loan is evidenced by a promissory note secured by a deed of trust and bears interest at the rate of 5.9% per annum. The loan is due and payable on August 31, 2002, unless forgiven as described below. The promissory note provides that if the stock option value, as defined in the note, is less than $400,000 and the due date of the note has not accelerated pursuant to the terms of the note, then all interest and principal outstanding shall be forgiven. For purposes of the note, stock option value is equal to the product obtained by multiplying the sum of all shares subject to options, including vested and unvested shares, granted by us to Mr. Meyer in calendar year 2000, by the value of the shares subject to the options, as defined in the note. The note defines the share value of the options as the difference between the price per share that Mr. Meyer must pay to exercise his options and the average closing price per share of our stock as traded on a national securities exchange and averaged over the ten trading days immediately proceeding August 15, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish Finisar with copies of all Section 16(a) forms filed by such person.

        Based solely on our review of such forms furnished to us and written representations from certain reporting persons, during the fiscal year ended April 30, 2002 we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with, except that statements of changes in beneficial ownership for each of Mark J. Farley, Jan Lipson, Dallas Meyer, Gregory H. Olsen, Ph.D., Richard Woodrow and Stephen K. Workman with respect to options granted in October 2001 were filed late.

EQUITY COMPENSATION PLAN INFORMATION

        We currently maintain three compensation plans that provide for the issuance of our common stock to officers, directors, other employees or consultants. These consist of the 1999 Stock Option Plan and the 1999 Employee Stock Purchase Plan (the "Purchase Plan"), which have been approved by our stockholders, and the 2001 Nonstatutory Stock Option Plan (the "2001 Plan"), which has not been approved by our stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of April 30, 2002:

Plan Category(1)	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	20,478,253	$6.87	7,747,902	(2)
Equity compensation plans not approved by stockholders	4,272,090	$11.41	1,557,910

(1)
The information presented in this table excludes options assumed by Finisar in connection with acquisitions of other companies. As of April 30, 2002, 1,856,251 shares of our common stock were issuable upon exercise of these assumed options, at a weighted average exercise price of $1.31 per share.

(2)
These shares include 642,614 shares that are reserved for issuance under the Purchase Plan.

Material Features of the 2001 Nonstatutory Stock Option Plan

        As of April 30, 2002, 5,830,000 shares of our common stock were reserved for issuance under the 2001 Plan, which was adopted by our Board in connection with the acquisitions of Shomiti Systems, Inc., Medusa Technologies, Inc. and Transwave Fiber, Inc. The 2001 Plan initially provided for the grant of nonstatutory stock options to purchase shares of our Series A Preferred Stock, which were subsequently converted into options to purchase shares of our common stock. The 2001 Plan provides for the granting of nonstatutory stock options to employees with exercise prices equal to the fair market value of our common stock on the date of grant. Options granted under the 2001 Plan generally have a 10-year term and vest at the rate of 20% of the shares on the first anniversary of the date of grant and 20% of the shares each additional year thereafter until fully vested. Some of the options that have been granted under the 2001 Plan are subject to full acceleration of vesting in the event of a change of control of Finisar.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Compensation Philosophy

        The goals of our compensation policy are to attract, retain and reward executive officers who contribute to our overall success by offering compensation that is competitive in the networking industry, to motivate executives to achieve our business objectives and to align the interests of officers with the long-term interests of stockholders. We currently use salary, bonuses and stock options to meet these goals.

Form of Compensation

        We provide our executive officers with a compensation package consisting of base salary, incentive bonuses and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry.

        Base Salary.    Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the networking industry for individuals of similar education and background to the executive officers being recruited. We also give consideration to the individual's experience, reputation in his or her industry and expected contributions to Finisar. Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee's determination that the individual's level of contribution to Finisar has increased since his or her salary had last been reviewed and (ii) increases in competitive pay levels.

        Bonuses.    It is our policy that a substantial component of each officer's potential annual compensation take the form of a performance-based bonus. Bonus payments to officers other than the Chief Executive Officer are determined by the Compensation Committee, in consultation with the Chief Executive Officer, based on our financial performance and the achievement of the officer's individual performance objectives. The Chief Executive Officer's bonus is determined by the Compensation Committee, without participation by the Chief Executive Officer, based on the same factors.

        Long-Term Incentives.    Longer term incentives are provided through the 1999 Stock Option Plan, which rewards executives and other employees through the growth in value of our stock. The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders. Grants of stock options to executive officers are based upon each officer's relative position, responsibilities, historical and expected contributions to Finisar, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officers' relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join Finisar may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at an exercise price equal to the market price of our common stock on the date of grant and will provide value to the executive officers only when the price of our common stock increases over the exercise price.

2002 Compensation

        Compensation for the Chief Executive Officer and other executive officers for fiscal 2002 was set according to the established compensation policy described above. During fiscal 2002, Frank H. Levinson, our Chairman of the Board and Chief Technical Officer, and Gregory H. Olsen, our Executive Vice President, voluntarily agreed to forego the payment of salary. At the end of fiscal 2002, we determined that no performance bonuses would be paid to our executive officers.

COMPENSATION COMMITTEE
Michael C. Child Roger C. Ferguson

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees Finisar's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation of the financial statements and the reporting process, including internal control systems. Ernst & Young LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

        The Audit Committee consists of three directors, each of whom, in the judgment of the Board, is an "independent director" within the meaning of the listing standards for the Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of the charter was attached as an appendix to Finisar's proxy statement dated May 14, 2001 for the meeting of stockholders held on June 19, 2001.

        The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Finisar that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, which relates to the auditors' independence from Finisar and its related entities, discussed with the auditors any relationship that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

        The Audit Committee has reviewed and discussed Finisar's audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, Finisar's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of Finisar's financial statements. In addition, the Audit Committee has met with Ernst & Young LLP, with and without management present, to discuss the overall scope of Ernst & Young LLP's audit, the result of their examinations, their evaluations of Finisar's internal controls and the overall quality of Finisar's financial reporting.

        Based on the review and discussions referred to above, the Audit Committee recommended to Finisar's Board of Directors that Finisar's audited financial statements be included in Finisar's Annual Report on Form 10-K for the fiscal year ended April 30, 2002.

AUDIT COMMITTEE
Michael C. Child Roger C. Ferguson Larry D. Mitchell

Audit and Non-Audit Fees

        Ernst & Young LLP billed Finisar $630,000 for the fiscal year ended April 30, 2002 for the independent audit of Finisar's annual consolidated financial statements and review of the consolidated financial statements contained in Finisar's quarterly reports on Form 10-Q. Ernst & Young LLP billed Finisar $952,000 during the fiscal year ended April 20, 2002 for other services. Other services include fees for business acquisitions, accounting consulting, SEC registration statements, preparation of tax returns, due-diligence and tax consulting. Ernst & Young LLP did not perform any financial information system design or implementation services for Finisar during fiscal 2002.

COMPARISON OF STOCKHOLDER RETURN

        Set forth below is a line graph comparing the annual percentage change in the cumulative total return on our common stock with the cumulative total returns of the CRSP Total Return Index for the Nasdaq Stock Market, the J.P. Morgan H&Q Technology Index, the "Technology Index," and the Amex Networking Index for the period commencing on November 12, 1999 and ending on April 30, 2002.(1)(2) In its last two proxy statements, the Company has compared its stock performance to the performance of the Technology Index. The Technology Index was discontinued effective April 5, 2002. The Company has selected the Amex Networking Index, the "NWX," to replace the Technology Index and provides information for the cumulative total return for that index for the entire period covered by the graph. The Company will not provide information for the Technology Index in the future.

COMPARISON OF CUMULATIVE TOTAL RETURN FROM
NOVEMBER 12, 1999 THROUGH APRIL 30, 2002(1)(2):
FINISAR, NASDAQ INDEX,
TECHNOLOGY INDEX AND AMEX NETWORKING INDEX

	November 12, 1999	April 28, 2000	April 30, 2001	April 30, 2002
Finisar	$100.00	$589.00	$236.05	$100.94
Nasdaq Index	$100.00	$119.13	$65.09	$52.41
Technology Index (2)	$100.00	$130.10	$69.64	$52.43	(2)
NWX	$100.00	$139.61	$61.14	$29.33

(1)
Assumes that $100.00 was invested on November 12, 1999, at the offering price on the date of our initial public offering, in our common stock and each index. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(2)
The cumulative total return of the Technology Index reflects data through April 5, 2002, at which time the Technology Index was discontinued.

ELECTION OF DIRECTORS

        We have a classified Board of Directors consisting of two Class III directors (Michael C. Child and Jerry S. Rawls), three Class I directors (Roger C. Ferguson, Larry D. Mitchell and Gregory H. Olsen, Ph.D.), and one Class II director (Frank H. Levinson) who will serve until the annual meetings of stockholders to be held in 2002, 2003 and 2004, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

        The terms of the Class III directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class III directors of the Board of Directors at the meeting. Management's nominees for election by the stockholders to those two positions are the current Class III members of the Board of Directors: Michael C. Child and Jerry S. Rawls. Please see "Information About Finisar Corporation—Management" above for information concerning the nominees. If elected, the nominees will serve as directors until our Annual Meeting of Stockholders in 2005 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

Vote Required and Board of Directors' Recommendation

        If a quorum is present and voting, the two nominees for Class III director receiving the highest number of votes will be elected as Class III directors. Abstentions and broker non-votes have no effect on the vote.

        The Board of Directors recommends a vote "FOR" the nominees named above.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending April 30, 2003. Ernst & Young LLP has acted in such capacity since its appointment in fiscal year 1999. A representative of Ernst & Young LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

        The Board of Directors unanimously recommends a vote "FOR" the appointment of Ernst & Young LLP as our independent public auditors for the fiscal year ending April 30, 2003.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

        We have an advance notice provision under our bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to our Secretary. To be timely, a stockholder proposal must be received at our principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

        Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of Finisar must be received by us at our offices at 1308 Moffett Park Drive, Sunnyvale, California 94089, no later than April 30, 2003 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in our proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2002 annual meeting of stockholders of Finisar Corporation other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ STEPHEN K. WORKMAN
Stephen K. Workman Secretary

August 28, 2002

FINISAR CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
October 11, 2002

        The undersigned hereby appoints Jerry S. Rawls and Stephen K. Workman, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Finisar Corporation (the "Company") to be held at the Wyndham Garden Hotel at 1300 Chesapeake Terrace, Sunnyvale, CA on October 11, 2002 at 10:00 a.m., and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS
FINISAR CORPORATION

October 11, 2002

Co. #	Acct. #

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

YOUR CONTROL NUMBER IS

Please Detach and Mail in the Envelope Provided

A    ☒    Please mark your vote as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSAL 2.

	FOR	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN
PROPOSAL 1.	☐	☐	Nominees:	PROPOSAL 2. To ratify	☐	☐	☐
To elect directors to hold office for three years or until their successors are elected.			Michael C. Child Jerry S. Rawls	the appointment of Ernst & Young LLP as the Company's independent auditors.
To withhold authority to vote for any nominee(s), write such name(s) below:				WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Signature	Signature	Date	2002

NOTE:	Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above proxy for a deceased Stockholder should give their full title. Please date the Proxy.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held October 11, 2002
TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND VOTING OF PROXIES
INFORMATION ABOUT FINISAR CORPORATION
EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary Compensation Table
Options Granted in Fiscal Year Ended April 30, 2002
Aggregate Option Exercises In Fiscal 2002 and Values at April 30, 2002
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF STOCKHOLDER RETURN
ELECTION OF DIRECTORS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
FINISAR CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON October 11, 2002
ANNUAL MEETING OF STOCKHOLDERS FINISAR CORPORATION October 11, 2002
PROXY VOTING INSTRUCTIONS
MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSAL 2.